Exhibit 99.1

AcelRx Announces DSUVIA® Milestone C Approval

and Provides Business Update

Milestone C decision clears the way for the military to begin procuring DSUVIA

REDWOOD CITY, Calif., April 30, 2020 – AcelRx Pharmaceuticals, Inc. (NASDAQ: ACRX) (AcelRx), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in healthcare institutions, today announced that DSUVIA achieved Milestone C approval, a decision that clears the path for DSUVIA to be included in military sets, kits and outfits (SKOs).

“After many years of development and collaboration with the U.S. Army to create a sublingual alternative to injectable opioids for acute pain management on the battlefield, we are excited to now have approval to fulfill an unmet need for our military,” said Vince Angotti, CEO of AcelRx Pharmaceuticals. “The AcelRx and U.S. Army teams have worked diligently to reach this affirmative Milestone C decision. We expect the next phase of our collaboration with the Department of Defense will make DSUVIA widely available throughout all branches of the military, and we look forward to significant orders for DSUVIA later this year and beyond.”

Other business updates

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AcelRx’s registration statement on Form S-4 related to the acquisition of Tetraphase Pharmaceuticals, Inc. (“Tetraphase”) was declared effective by the Securities and Exchange Commission on April 24, 2020. AcelRx expects to close the acquisition following the special meeting of Tetraphase’s stockholders, which is scheduled to be held on June 8, 2020.

•	The AcelRx and Tetraphase commercial and medical affairs teams have been fully trained on each company’s respective product and co-promotion efforts have been initiated.

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In response to the COVID-19 pandemic, hospitals and ambulatory surgery centers have postponed elective surgeries and restricted in-person meetings with pharmaceutical company personnel. Promotional and educational meetings by our commercial and medical affairs teams are therefore being conducted virtually, if available, until access is again granted. As a result, DSUVIA sales have been adversely affected and the previously announced year-end 2020 REMS-certified facilities and formulary approvals goals will be re-evaluated once the COVID-19 restrictions are lifted and there is greater visibility into healthcare facility access.

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Preliminary first quarter 2020 operating expenses (SG&A and R&D) are expected to be $14.7 million and include increased legal and professional costs incurred in connection with the pending Tetraphase acquisition. AcelRx expects quarterly combined R&D and SG&A expense for each of the remaining quarters of 2020, without taking into account the closing of the Tetraphase acquisition, to range from $10 million to $11.0 million, which is reduced from the previous guidance range of $10 million to $13 million. Excluding an estimated $1.0 million to $1.5 million of non-cash stock-based compensation per quarter, the quarterly operating expense is expected to be in the $9.0 million to $9.5 million range. See “Non-GAAP Financial Measures” below for a discussion of quarterly operating expense, excluding non-cash costs, described above.

•	Preliminary first quarter 2020 revenues are expected to be $0.4 million.

•	Preliminary cash, cash equivalents and short-term investments are expected to be $52.7 million as of March 31, 2020.

Mr. Angotti continued, “Our sales team has done a great job preparing for co-promotion efforts and transitioning to virtual meetings with physicians when available, but the COVID-19 pandemic has had a broad impact, including the delay of elective surgeries and reduction in number of ER visits. While we expect to see some DSUVIA sales impact and some of the planned 2020 REMS certifications and formulary approvals pushed to later in the year or into next year, our broader commercial goals remain the same. We are focused on the completion of the Tetraphase acquisition, which we continue to see providing excellent synergies, and look forward to providing further updates in the future.”

The information above related to the Company’s expected operating results for the three months ended and as of March 31, 2020, including revenue, cash operating expenses and cash, cash equivalents and short-term investments, is preliminary, has not been audited or reviewed and is subject to change upon completion of the review of the Company’s financial statements as of and for the three months ended March 31, 2020. Fiscal year 2020 financial guidance is based on the Company’s current expectations and are forward-looking statements. Actual results could differ materially depending on market conditions and the factors set forth under the “Forward-Looking Statements” heading below.

About DSUVIA (sufentanil sublingual tablet), 30 mcg

DSUVIA®, known as DZUVEO™ in Europe, approved by the FDA in November 2018, is indicated for use in adults in certified medically supervised healthcare settings, such as hospitals, surgical centers, and emergency departments, for the management of acute pain severe enough to require an opioid analgesic, and for which alternative treatments are inadequate. DSUVIA was designed to provide rapid analgesia via a non-invasive route and to eliminate dosing errors associated with intravenous (IV) administration. DSUVIA is a single-strength solid dosage form administered sublingually via a single-dose applicator (SDA) by healthcare professionals. Sufentanil is an opioid analgesic previously only marketed for IV and epidural anesthesia and analgesia. The sufentanil pharmacokinetic profile when delivered sublingually avoids the high peak plasma levels and short duration of action observed with IV administration. The European Commission approved DZUVEO for marketing in Europe in June 2018 and the Company is currently in discussions with potential European marketing partners.

This release is intended for investors only. For more information, including important safety information and black box warning for DSUVIA, please visit www.DSUVIA.com.

About AcelRx Pharmaceuticals, Inc.

AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings. AcelRx’s proprietary, non-invasive sublingual formulation technology delivers sufentanil with consistent pharmacokinetic profiles. The Company has one approved product in the U.S., DSUVIA® (sufentanil sublingual tablet, 30 mcg), known as DZUVEO™ in Europe, indicated for the management of acute pain severe enough to require an opioid analgesic for adult patients in certified medically supervised healthcare settings, and one product candidate, Zalviso® (sufentanil sublingual tablet system, SST system, 15 mcg), an investigational product in the U.S., is being developed as an innovatively designed patient-controlled analgesia (PCA) system for reduction of moderate-to-severe acute pain in medically supervised settings. DZUVEO and Zalviso are both approved products in Europe.

For additional information about AcelRx, please visit www.acelrx.com.

Non-GAAP Financial Measures

To supplement AcelRx’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, in particular, excluding stock-based compensation expense from its operating expenses. The Company believes that these non-GAAP financial measures provide useful supplementary information to, and facilitate additional analysis by, investors and analysts. In particular, the Company believes that these non-GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the Company’s results from period to period and to its forward-looking guidance. In addition, these types of non-GAAP financial measures are regularly used by investors and analysts to model and track the Company’s financial performance. AcelRx’s management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with AcelRx’s consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures in this press release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to anticipated procurement by the military, the expected closing and timing of the Tetraphase acquisition, revenues, operating expenses, cash, cash equivalents and short-term investments the Company expects to report for the three months ended and as of March 31, 2020, quarterly operating expense guidance for the remainder of 2020, and ongoing effects and anticipated impacts to the Company’s business as a result of the COVID-19 pandemic. These and any other forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or the negative of these words or other comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied by such statements, including the uncertainty surrounding the continuation of shelter-in-place orders and related restrictions on access to our customers due to COVID-19, the uncertainty of longer-term economic impacts from COVID-19, our ability to close and achieve the anticipated benefits from the Tetraphase acquisition, and uncertainty as to the timing and volume of orders expected from the U.S. military. In addition, such risks and uncertainties may include, but are not limited to, those described in AcelRx’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. AcelRx’s SEC reports are available at www.acelrx.com under the “Investors” tab. Except to the extent required by law, AcelRx undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed transaction between AcelRx and Tetraphase, AcelRx filed with the SEC a registration statement on Form S-4 (No. 333-237584) (the “Registration Statement”) containing a document constituting a prospectus of AcelRx and a proxy statement of Tetraphase. The Registration Statement was declared effective by the SEC on April 24, 2020, and Tetraphase mailed the definitive proxy statement/prospectus to stockholders of Tetraphase on or about April 28, 2020. AcelRx and Tetraphase also plan to file other relevant documents with the SEC regarding the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive proxy statement/prospectus and other relevant documents filed or that will be filed by AcelRx or Tetraphase with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by AcelRx will be available free of charge within the Investors section of AcelRx’s website at http://ir.acelrx.com. Copies of the documents filed with the SEC by Tetraphase will be available free of charge within the Investors section of Tetraphase’s website at https://ir.tphase.com/investor-relations.

Participants in the Solicitation

Each of AcelRx and Tetraphase and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Tetraphase stockholders in connection with the proposed transaction. Information about AcelRx’s directors and executive officers is included in the definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about Tetraphase’s directors and executive officers is included in Tetraphase’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020. Other information regarding the participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus filed with the SEC on April 24, 2020. When available, investors may obtain free copies of these documents from AcelRx or Tetraphase as indicated above.

No Offer or Solicitation

This communication is being made in respect of the proposed transaction involving AcelRx and Tetraphase. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Media Contacts:	Investor Contacts:
Theresa Dolge, Evoke	Raffi Asadorian, CFO, AcelRx
215-928-2748	investors@acelrx.com
theresa.dolge@evokegroup.com

Jessica Ross, Evoke	Brian Korb, Solebury Trout
215-928-2346	646-378-2923
jessica.ross@evokegroup.com	investors@acelrx.com

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